UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 26, 2006

SunTrust Banks, Inc.

(Exact name of registrant as specified in its charter)

Georgia	001-08918	58-1575035
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Peachtree St., N.E., Atlanta, Georgia	30308
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (404) 588-7711

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant

In connection with the five year engagement partner rotation rule of the Sarbanes-Oxley Act of 2002, the Audit Committee of the Board of Directors of SunTrust Banks, Inc. (the “Company”) conducted a selection process related to its external independent auditor. On September 26, 2006, the Audit Committee selected Ernst & Young LLP (“E&Y”) to serve as the Company’s independent registered public accounting firm beginning with fiscal year 2007 and dismissed PricewaterhouseCoopers LLP (“PwC”) as its independent registered public accounting firm effective upon PwC’s completion of its audit of the Company’s financial statements for the year ended December 31, 2006 and the filing by the Company of its 10-K for the year ended December 31, 2006. E&Y was selected from among a number of firms invited to submit proposals. The Company’s Audit Committee participated in and approved the decision to change its independent registered public accounting firm.

The audit reports of PwC on the Company’s consolidated financial statements for the fiscal years ended December 31, 2004 and 2005 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

The Company’s management concluded that as of December 31, 2004 the Company did not maintain effective internal control over the valuation of the allowance for loan losses and the related provision and that this control deficiency resulted in a material weakness. As a result, the Company and PwC concluded that the Company did not maintain effective internal control over financial reporting as of December 31, 2004. As of June 30, 2005, management concluded that it had fully remediated this material weakness in its internal control over financial reporting. The Audit Committee of the Board of Directors of the Company discussed the material weakness with PwC, and the Company has authorized PwC to respond fully to the inquiries of a successor auditor concerning the subject matter of the material weakness.

During the two most recent fiscal years ended December 31, 2004 and 2005 and through September 26, 2006, there have been no disagreements with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in their reports on the financial statements for such years.

Except for the material weakness described above, during the two most recent fiscal years ended December 31, 2004 and 2005 and through September 26, 2006, there have been no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company has requested that PwC furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter, dated September 28, 2006, is filed as Exhibit 16.1 to this Form 8-K.

During the Company’s two most recent fiscal years ended December 31, 2005, and through September 26, 2006, the Company did not consult with E&Y regarding either (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report was provided to the Company or oral advice was provided that E&Y concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement or reportable event as defined in Item 304(a)(1)(iv) and (v) of Regulation S-K.

The Company provided a copy of the foregoing disclosure to E&Y and provided E&Y with an opportunity to furnish a letter addressed to the Securities and Exchange Commission containing any new information, clarification of the Company’s expression of its views, or the respects in which it does not agree with the statements made by the Company. E&Y has advised the Company that it has reviewed the disclosures in this 8-K and has no basis on which to submit such a letter addressed to the Securities and Exchange Commission in response to Item 304 of Regulation S-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

16.1	Letter dated September 28, 2006 from PricewaterhouseCoopers LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNTRUST BANKS, INC.
(Registrant)

Date: September 29, 2006	By:	/s/ David A. Wisniewski
David A. Wisniewski,
Group Vice President